Our Ref: SFSO/PTOPS/CHIFENG/ML

20 October 2011

Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Centre
2 Queen’s Road Central, Hong Kong	(Fax No. 852 2233 5988)
Attention: Ms Bertila Ho

Dear Sirs

DBS TRUSTEE LTD AS TRUSTEE FOR THE CHI FENG TRUST PORTFOLIO NUMBER: XXX-XX196-7 (THE “ACCOUNT”)

We hereby instruct you to debit the above and transfer the same to the following account details:

Instruction 1

Stocks	Quantity
Shanda Interactive Entmt Ltd Sponsored ADR CMN (SNDA)	330,000

To;
Bank Name:	HSBC Private Bank (Suisse) SA
Account Name:	Shanda Investment International Ltd
Account No:	8018-509836-0001

Please debit all charges, if any from the Company’s Account.

Please do not hesitate to contact Ms May Lai at +65 6878 7730 or Ms Koh Eng Kian at 6878 8720 should you have any queries.

Thank you.

Yours faithfully,

/s/ Clarice Yong; Cecilia Kuak; Gan Lai Chun
Authorised signatories
For and on behalf of
DBS Trustee Limited

DBS Trustee Ltd	Tel : 65.6878 8888
6 Shenton Way	Fax: 65.6338 0360
#14-01 DBS Building Tower One	SWIFT Dest: DBSSSGSG
Singapore 068809	www.dbs.com